                                                                    EXHIBIT (6)e


05/13/99 14:53 FAX 819 956 3160

Public Works and Government Services Canada
Purchasing Office, Bureau des achats:
Consulting services Division/Division des services de marches
11 Laurier St 11 Rue Laurier
3C2, Place du Portage
Phase III, Quebec KIA OS5

STANDING OFFER AND CALL-UP AUTHORITY

National Individual Standing Offer (NISO)

This is not a Contract

Canada, as represented by the Minister of Public Works and Government Services Canada, hereby authorizes the identified Users listed herein to make call-ups against this Standing Offer.


THE OFFERER HEREBY ACKNOWLEDGES THAT THE ATTACHED DOCUMENT CONTAINS ITS STANDING OFFER.

Signature                    Date

Name, title of person authorized to sign (type or print)

Comments -

VENDOR NAME AND ADDRESS

Y2743
AXYN Canada Corporation
201-338 Montreal Road
Vanier
Ontario
KlL6B3
CANADA

Date:   13-May-1999

Title - Y2000 Embedded Systems

PERIOD OF STANDING OFFER -

Start:  13-May-1999
End:    12-May-2001

STANDING OFFER NO. -

EP007-8-0010/001/FE

CLIENT REFERENCE NO. -

EP007-8-0010

REQUISITION NO. -

EP007-8-0010

FILE NO. -

fe108.EP007-8-0010

FINANCIAL CODES

404529
GST

INDIVIDUAL CALL-UP LIMITATION

$200,000.00

SECURITY

This Standing Offer shall not be used for call-ups where security requirements have been identified.

IF MARKED "X" PLEASE SEE THE BOX TO THE LEFT.

Acknowledgement copy required.

DESTINATION - OF GOODS AND SERVICES

PWGSC

As per individual call-up

INVOICES - ORIGINAL AND TWO COPIES TO BE SENT TO:

As per individual call up.

ADDRESS ENQUIRIES TO:

Louise Sullivan

TELEPHONE NO.

(919) 956-5452

TOTAL ESTIMATED COST

$0.00